Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in (i) Registration Statement No. 333-228333 on Form S-3ASR, as amended by Post-Effective Amendment No. 1 on Form S-3 dated August 10, 2020, (ii) Registration Statement No. 333-210061 on Form S-3ASR, as amended by Post-Effective Amendment No.1 on Form S-3 dated July 2, 2018, (iii) Registration Statement No. 333-223202, as amended by Post-Effective Amendment No. 1 on Form S-8 dated July 2, 2018, (iv) Registration Statement No. 333-194249 on Form S-3, as amended by Post-Effective Amendment No. 1 on Form S-3 dated July 2, 2018, (v) Registration Statement No. 333-169433 on Form S-1, as amended by Post-Effective Amendment No. 3 on Form S-3 dated July 2, 2018, and (vi) Registration Statement No. 333-230627 on Form S-8 dated March 29, 2019, relating to the consolidated financial statements of KKR & Co. Inc. and its subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

New York, New York

February 19, 2021